UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and SCE's combined Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q.

Item 8.01	Other Events

As discussed in SCE's Form 10-Q for the quarter ended June 30, 2013 (see “Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-SCE-Regulatory Balancing Accounts”), in August 2012, SCE filed its annual 2013 Energy Resource Recovery Account (“ERRA”) forecast and subsequently made other filings relating to the ERRA proceeding. On September 23, 2013, the California Public Utilities Commission ("CPUC") issued a proposed decision that if adopted, would approve a portion of SCE's 2013 ERRA forecast and allow SCE to increase rates by approximately $200 million annually. Under the proposed decision, SCE would not be allowed to currently increase rates to cover its forecasted net San Onofre Nuclear Generating Station ("San Onofre") replacement power costs (the difference between normal San Onofre costs and the San Onofre costs proposed in the 2013 ERRA forecast filing). Rather, such costs are required to be tracked in the San Onofre memorandum account. In addition, SCE must exclude the net San Onofre costs from the ERRA trigger calculation. However, the proposed decision would allow SCE to seek recovery of those costs in the San Onofre Order Instituting Investigation (“San Onofre OII”) . The proposed decision makes no determination regarding the accuracy of the methodology used to determine the net San Onofre costs or the reasonableness of the costs. Those determinations will be made in the San Onofre OII. Absent approval of the proposed decision, SCE would continue to undercollect for fuel and power procurement-related costs, which we expect to approximate $970 million by December 31, 2013, and may finance unrecovered power procurement-related costs with commercial paper or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: September 25, 2013

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: September 25, 2013